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                                   EXHIBIT 12

                             OPINION AND CONSENT OF
                        LAW OFFICES OF SAMUEL KORNHAUSER


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                                  [LETTERHEAD]



                                  June 5, 1997




Board of Trustees
The Formerly Named Navellier Series Fund
One East Liberty Street, Third Floor
Reno, Nevada  89501


Board of Trustees
The Navellier Performance Funds
One East Liberty Street, Third Floor
Reno, Nevada  89501

     Re:  Federal Income Tax Consequences of Proposed Reorganization
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Gentlemen:


     You have requested my opinion regarding the Federal income tax consequences arising out of the reorganization, described herein, that is to be entered into, whereby the formerly named Navellier Aggressive Small Cap Equity Portfolio (the "Portfolio") of the formerly named Navellier Series Fund would be merged into the Navellier Aggressive Small Cap Portfolio (the "Acquiring Fund") of the Navellier Performance Funds, pursuant to the Agreement and Plan of Reorganization (the "Reorganization Plan") proposed by Louis Navellier and Navellier Management, Inc., (the Navellier Group") and approved by the Board of Trustees of The Navellier Performance Funds (the "Performance Funds"). The Reorganization Plan provides that, pursuant to the reorganization transaction, all of the assets of the Portfolio (the "Portfolio Assets") are to be transferred into the Acquiring Fund, a portfolio of The Navellier Performance Funds, solely in exchange for voting shares of beneficial interest in the Acquiring Fund ("Acquiring Fund Shares") and the assumption by the Acquiring Fund of all the liabilities of the Portfolio (hereinafter referred to as the "Reorganization" or "merger"). Specifically, the Reorganization Plan provides for the Reorganization of the Portfolio into the Acquiring Fund.


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Board of Trustees
The Navellier Series Fund                                                 Page 2
The Navellier Performance Funds



     In formulating my opinion, I have examined those documents and legal authorities that I deemed appropriate for this purpose. These authorities included various provisions of the Internal Revenue Code of 1986 as amended (the "Code" or "I.R.C.") and the U.S. Treasury Income Tax Regulations promulgated thereunder ("Treasury Regulations" or "Treas. Regs.), judicial decisions, and administrative pronouncements by the Internal Revenue Service (the "Service") and various tax treatises on the subject. In addition to the legal authorities mentioned above, I also have reviewed various Performance Funds and Series Fund corporate documents, including (1) the proposed Agreement and Plan of Reorganization (the aforementioned "Reorganization Plan"); (2) The most recent Amendments to Form N-1A of the Performance Funds and of the Series Fund; (3) the Declaration of Trust of the Series Fund and Performance Funds; (4) the By-Laws of the Series Fund and Performance Funds; and (5) the minutes of the November 11, 1996 meeting of the Series Fund Board; and (6) the Registration/Proxy Statement on Form N-14 of the Performance Funds filed with the SEC.

     My opinion set forth below assumes: (1) the accuracy of the statements and facts concerning the Reorganization as set forth in this letter, the Reorganization Plan, the respective Fund Documents reviewed, including the business purposes for consummating the Reorganization as stated therein; and (2) the accuracy of the assumptions described below under the heading "ASSUMPTIONS." My opinion also assumes that the Reorganization will be consummated in the manner contemplated by and in accordance with the terms and conditions set forth
in the Reorganization Plan  and in the Registration Statement on Form   N-14 of
the Navellier Performance Funds as filed with the Commission (the "Reorganization Registration Statement").

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Board of Trustees
The Navellier Series Fund                                                 Page 3
The Navellier Performance Funds



     This opinion is conditioned upon there being no change in the Code, Treasury Regulations, judicial decisions, or administrative pronouncements by the Service between the date hereof and the closing date of the Reorganization.

     Based upon the facts and assumptions stated herein, and for the reasons set forth below, it is my opinion that, for Federal income tax purposes, the Reorganization will constitute a tax-free "reorganization" within the meaning of
Section 368(a)(1(C) of the Code. The consequences of this tax treatment of the Reorganization is described more fully below under the heading "CONCLUSIONS."

                                      FACTS

1.   THE NAVELLIER PERFORMANCE FUNDS ("PERFORMANCE FUNDS") AND THE ACQUIRING
     FUND

     The Performance Funds is an unincorporated voluntary association organized under the laws of the State of Delaware as a business trust, pursuant to the Declaration of Trust, and has operated as an investment company since its organization. The Performance Funds is also registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end, non-diversified management investment company. Accordingly, the Performance Funds is also subject to the provisions of the 1940 Act and the rules and regulations of the Commission thereunder. The operations of the Performance Funds are further governed by the Declaration of Trust, the Performance Funds' By-Laws, and by Delaware law, as applicable. The Performance Funds is authorized to issue an unlimited number of shares of beneficial interest in one or more series. Currently, the Performance Funds is composed of three separate series: the Navellier Aggressive Growth Portfolio, the Navellier Mid Cap

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Board of Trustees
The Navellier Series Fund                                                 Page 4
The Navellier Performance Funds



Growth Portfolio and the Navellier Aggressive Small Cap Portfolio (the "Acquiring Fund"). The Performance Funds is qualified to be taxed as a regulated investment company (a "RIC") under the Code, has elected to be taxed as a RIC for Federal income tax purposes under Section 851 of the Code continually since the Performance Funds' organization. The Acquiring Fund intends to qualify each year as a RIC under Section 851 of the Code, and further intends to distribute all or substantially all of the Acquiring Fund's income so that the Acquiring Fund and the shareholders of the Acquiring Fund will be taxed in accordance with Section 851 of the Code.

2.   THE REORGANIZATION

     The Reorganization, as described above, is not tax-motivated, and has been proposed and is being undertaken for a number of business and economic reasons, as described in the Reorganization Plan and the Registration Statement and as described in part hereinbelow. Pursuant to the Reorganization, the Portfolio will transfer to the Acquiring Fund all of its existing Portfolio Assets and the Acquiring Fund will assume all the liabilities of the Portfolio. The Acquiring Fund will also deliver full and fractional Acquiring Fund Shares to the Portfolio in an amount equal in value to the net asset value of the issued and outstanding full and fractional shares of common stock in the Portfolio as of the date of the Reorganization. The exact number of such Acquiring Fund Shares to be transferred will be determined by using a net asset value exchange ratio.

     With respect to the Reorganization, on the closing date of the Reorganization, pursuant to the Reorganization Plan, the Acquiring Fund Shares received by the Portfolio in the

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Board of Trustees
The Navellier Series Fund                                                 Page 5
The Navellier Performance Funds



transaction will be distributed pro rata to the shareholders (the "Shareholders") of the Portfolio, the Portfolio will be liquidated, and all Series Fund shares ("Portfolio Shares") will be canceled. It is assumed with respect to the Reorganization that: (1) there is no existing agreement or prearranged plan on the part of the Shareholders of the Portfolio to sell or dispose of the Acquiring Fund Shares that the Shareholders of the Portfolio will receive in the Reorganization (except pursuant to investment decisions which may be made by such Shareholders in the ordinary course of investing in mutual funds); (2) the Acquiring Fund will continue to use the Portfolio's historic business assets received by the Acquiring Fund in the Acquiring Fund's continuing business enterprises; and (3) there also is no plan or intention by the Acquiring Fund to sell or dispose of the Portfolio Assets received in the Reorganization (other than in the normal course of the Acquiring Fund's business operations as a mutual fund).

     The Reorganization, as described herein, must be approved at a special meeting of the Shareholders of the Portfolio pursuant to such Reorganization (the "Special Meeting") by at least 67% of the shares of common stock of the Portfolio present in person or represented by proxy at the Special Meeting, or more than 50% of the outstanding voting shares of the Portfolio, whichever is less. The Navellier Series Fund's Declaration of Trust does not entitle Shareholders of the Portfolio to appraisal rights (i.e., to demand the fair value of their shares) in the event of a reorganization or merger.
Consequently, the Shareholders of the Portfolio will be bound by the terms of the Reorganization Plan if such Reorganization Plan is approved at the Special Meeting for the Portfolio. Any Shareholder, however, may redeem his, her or its Portfolio Shares at net asset value prior to the closing date of the proposed Reorganization of the Portfolio.

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Board of Trustees
The Navellier Series Fund                                                 Page 6
The Navellier Performance Funds



     The Reorganization Plan provides that Navellier Management Inc. will bear the aggregate costs of its solicitation of the Proxy for the Reorganization.

     As described below, the investment policies of the Acquiring Fund (and consequently, the risks of investing in such Acquiring Fund) are essentially the same as those of the Portfolio.

3.   INVESTMENT OBJECTIVES AND POLICIES

     GENERAL. The Acquiring Fund and the Portfolio invest primarily in the common stocks of small cap issuers. The Investment Adviser for the Portfolio (Navellier Management, Inc.) is also the Investment Advisor for the Acquiring Fund and uses the same modern portfolio theory style of investing for the Acquiring Fund as it does for the Portfolio.

     The investment objective of the Portfolio is the same as the investment objective of the Acquiring Fund


                                   ASSUMPTIONS

     My opinion assumes the accuracy of the following assumptions in connection with the proposed Reorganization (the "assumptions").

     1. Immediately following the consummation of the Reorganization, every Shareholder of the Portfolio will own full and fractional Acquiring Fund Shares,

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Board of Trustees
The Navellier Series Fund                                                 Page 7
The Navellier Performance Funds



          the value of which Acquiring Fund Shares will be approximately equal to the value of such shareholder's full and fractional Portfolio Shares immediately prior to the Reorganization, and every such Shareholder of the Portfolio Reorganization will own such full and fractional Acquiring Fund Shares solely by reason of the ownership by the Shareholder of full and fractional Portfolio Shares immediately prior to the Reorganization.

     2. To the best knowledge of the management of the Series Fund, there is no plan or intention on the part of the Shareholders of the Portfolio to sell, to exchange, or otherwise to dispose of any of the Acquiring Fund Shares received in the Reorganization, except pursuant to investment decisions made in the ordinary course of investing in mutual funds.

     3. Immediately following the consummation of the Reorganization, the Acquiring Fund will possess all of the assets and liabilities (except for those assets of the Portfolio, if any , which have been used to pay the reasonable expenses incurred by the Portfolio in connection with the Series Fund Trustees contest, if any, of the Navellier Group Proxy solicitation or contest of the Reorganization) possessed by the Portfolio immediately prior to the Reorganization. The Portfolio will make no redemptions or distributions (except for regular, normal dividends declared and paid in order to ensure the Portfolio's continued RIC qualification under Section 851 of the Code) in anticipation of, or in connection with, the Reorganization.

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Board of Trustees
The Navellier Series Fund                                                 Page 8
The Navellier Performance Funds



     4. The Acquiring Fund has no plan or intention to issue additional Acquiring Fund Shares following the Reorganization, except such shares as the Acquiring Fund will issue in the ordinary course of business as an investment company which continuously offers its shares to the public at net asset value.

     5. The Acquiring Fund has no plan or intention to reacquire any of the Acquiring Fund Shares issued in the Reorganization, except as required by Section 22(e) of the 1940 Act.

     6. The Acquiring Fund has no plan or intention to sell or otherwise to dispose of any of the Portfolio Assets acquired in the Reorganization, except for dispositions made in the ordinary course of the Acquiring Fund's business operations as an investment company.

     7. All of the liabilities of the Portfolio that are to be assumed by the Acquiring Fund and all of the liabilities, if any, to which the transferred Portfolio Assets are subject were incurred by the Portfolio in the ordinary course of the Portfolio's business and are associated with the Portfolio Assets transferred in the Reorganization.

     8. Following the Reorganization, the Acquiring Fund will continue the historic business of the Portfolio and will use a significant portion of the Portfolio's historic business assets received by the Acquiring Fund in the Reorganization in the Acquiring Fund's continuing business enterprises.

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Board of Trustees
The Navellier Series Fund                                                 Page 9
The Navellier Performance Funds



     9. The Portfolio will pay its expenses, if any, incurred in connection with the Reorganization.

     10. The Acquiring Fund does not own, directly or indirectly, nor has the Acquiring Fund owned during the past five (5) years, directly or indirectly, any stock of the Portfolio.

     11. At the time of the Reorganization, the Portfolio will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in the Portfolio.

     12. There is no intercorporate indebtedness existing between the Acquiring Fund and the Portfolio that was issued, was acquired, or will be settled at a discount.

     13. The fair market value of the assets of the Portfolio which are transferred to the Acquiring Fund will equal or exceed the sum of the liabilities of the Portfolio which are assumed by the Acquiring Fund, plus the amount of liabilities, if any, to which the transferred assets of the Portfolio are subject.

     14. The Portfolio is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

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Board of Trustees
The Navellier Series Fund                                                Page 10
The Navellier Performance Funds



                                   CONCLUSIONS

     For the reasons set forth above, and based solely on the information and the Assumptions set forth above, my opinion is that, for Federal income tax purposes, the Reorganization will qualify for non-recognition treatment under Code Section 368(a)(1)(C) of the Code. Accordingly, the following tax consequences should result with respect the Reorganization:

     1. The acquisition by the Acquiring Fund of all of the assets of the Portfolio solely in exchange for the Acquiring Fund Shares received in the Reorganization and the assumption of the accrued liabilities of the Portfolio, followed by the distribution by the Portfolio to its Shareholders of such Acquiring Fund Shares and any remaining assets of the Portfolio, in complete liquidation, will constitute a reorganization within the meaning of Section 368(a)(1)(C) of the Code.

     2. The Portfolio and the Acquiring Fund each will be treated as "a party to a reorganization" within the meaning of Code Section 368(b).

     3. Pursuant to Sections 361(a) and 357(a) of the Code, no gain or loss will be recognized by the Portfolio upon the transfer of substantially all of the Portfolio Assets to the Acquiring Fund solely in exchange for the Acquiring Fund Shares received in the Reorganization and the assumption by the Acquiring Fund of all of the liabilities of the Portfolio. In addition, pursuant to Section 361(C)(1) of

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Board of Trustees
The Navellier Series Fund                                                Page 11
The Navellier Performance Funds



          the Code, no gain or loss will be recognized by the Portfolio upon the distribution by the Portfolio to the Shareholders of the Portfolio of the Acquiring Fund Shares received in the Reorganization in exchange for those Shareholders' Portfolio Shares pursuant to the Reorganization Plan.

     4. Pursuant to Section 362(b) of the Code, the tax basis of the Portfolio Assets in the hands of the Acquiring Fund will be the same as the tax basis of such assets in the hands of the Portfolio immediately prior to the proposed Reorganization.

     5. Pursuant to Section 1032(a) of the Code, no gain or loss will be recognized to the Acquiring Fund upon the Acquiring Fund's receipt of the Portfolio Assets pursuant to the Reorganization in exchange solely for the Acquiring Fund Shares or upon the distribution of those Acquiring Fund Shares to the Shareholders of the Portfolio in exchange for those Shareholders' Portfolio Shares in the Portfolio.

     6. Pursuant to Section 1223(2) of the Code, the holding period of the Portfolio Assets to be received by the Acquiring Fund in the Reorganization will include the holding period during which such Portfolio Assets were held by the Portfolio immediately prior to the Reorganization.

     7. Pursuant to Section 354(a)(1) of the Code, no gain or loss will be recognized to the Shareholders of the Portfolio pursuant to the Reorganization upon the

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Board of Trustees
The Navellier Series Fund                                                Page 12
The Navellier Performance Funds



          receipt by those Shareholders of the full and fractional Acquiring Fund Shares received solely in exchange for those Shareholders' full and fractional Portfolio Shares.

     8. Pursuant to Section 358(a)(1) of the Code, the tax basis of the full and fractional Acquiring Fund shares to be received by the Shareholders of the Portfolio pursuant to the Reorganization will be the same as the tax basis of the full and fractional Portfolio Shares surrendered by those Shareholders in the exchange.

     9. Pursuant to Section 1223(1) of the Code, the holding period of the full and fractional Acquiring Fund Shares to be received by the Shareholders of the Portfolio, will include the holding period during which the full and fractional Portfolio Shares surrendered by those Shareholders in exchange therefor was held; provided, that those full and fractional Portfolio Shares were held as capital assets in the hands of those Shareholders on the date of the Reorganization.

     10. Pursuant to Section 381(a) of the Code and Section 1.381(c)(2)-1 of the Treasury Regulations, the Acquiring Fund will succeed to and take into account the earnings and profits, or deficit in earnings and profits, of the Portfolio as of the date of transfer. Any deficit in earnings and profits of either the Portfolio or the Acquiring Fund will be used only to offset the earnings and profits accumulated after the date of the transfer.

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Board of Trustees
The Navellier Series Fund                                                Page 13
The Navellier Performance Funds



                                    * * * * *


     As stated above, my opinion is based upon and subject to the facts, assumptions, and reasons discussed herein. No opinion is expressed or implied with respect to any entity's qualification as a RIC or with respect to any other tax matters aside from the qualification of the Reorganization under Section 368(a)(1)(C) of the Code and the related tax consequences as set forth above.
My opinion is based upon my analysis of the current law, but neither the courts or the Service are, in any way, bound by my analysis. I consent to the use of this opinion as an exhibit to the Reorganization Registration Statement on Form N-14 under which the Acquiring Fund Shares will be registered.

                                   Sincerely,

                                   /s/ Samuel Kornhauser


                                   LAW OFFICES OF SAMUEL KORNHAUSER